UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman of the Board, President and Chief Executive Officer

On August 10, 2016, David J. Paterson, the Chairman of the Board, President and Chief Executive Officer of Verso Corporation (“Verso”), informed Verso’s board of directors (the “Board”) that he intends to retire from the Company and resign from these positions effective as of August 31, 2016. The Board has begun the search for a new Chief Executive Officer. On August 15, 2016, Verso entered into a retirement agreement with Mr. Paterson as further described below (the “Retirement Agreement”). Robert M. Amen, the current Lead Independent Director of the Board, will become the Chairman of the Board of Verso upon Mr. Paterson’s retirement.

Establishment of Office of the Chief Executive

On August 10, 2016, in connection with Mr. Paterson’s planned resignation as the President and Chief Executive Officer of Verso, the Board established, effective as of September 1, 2016, the Office of the Chief Executive (the “OCE”) to lead the management of Verso until a new Chief Executive Officer comes on board. The OCE will consist of the following four current executive officers of Verso: Allen J. Campbell, Senior Vice President and Chief Financial Officer; Michael A. Weinhold, Senior Vice President of Sales, Marketing and Product Development; Peter H. Kesser, Senior Vice President, General Counsel and Secretary; and Adam St. John, the newly elected Senior Vice President of Manufacturing. The OCE will have the duties and responsibilities associated with the Chief Executive Officer position and will report directly to the Board and its newly formed Executive Committee. The OCE and the Executive Committee will be dissolved when a new Chief Executive Officer comes on board.

While the OCE is in existence, the position of the President of Verso will be held on an interim basis by a member of the OCE. Mr. Kesser initially will serve as the President from September 1, 2016, through November 30, 2016, and his successor thereafter will be selected by the Executive Committee. Mr. Kesser will continue to serve as the Senior Vice President, General Counsel and Secretary of Verso during this period.

Creation of Executive Committee of the Board of Directors

On August 10, 2016, the Board established a three-person Executive Committee of the Board. The initial members of the Executive Committee are Robert M. Amen, Eugene I. Davis and Jay Shuster, and its Chairperson is Mr. Amen. The Executive Committee will oversee the operation of Verso’s business by its senior management.

Election of Executive Officers

On August 10, 2016, the Board elected Adam St. John, 53, to serve as the Senior Vice President of Manufacturing of Verso. A 24-year paper industry veteran, Mr. St. John has worked at Verso for the past 10 years, most recently serving as Regional Vice President of Manufacturing with responsibility for Verso’s largest paper mills.

Biographical information about the other members of the OCE is set forth in Amendment No. 1 to Verso’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on April 29, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance – Directors and Executive Officers,” which information is incorporated by reference herein.

Retirement Agreement with Mr. Paterson

The Retirement Agreement reflects Mr. Paterson’s decision to retire effective as of August 31, 2016. Under the Retirement Agreement, and in addition to Mr. Paterson’s other accrued and vested benefits under Verso’s benefit plans, Verso will (a) pay $533,333.33 to Mr. Paterson as a prorated portion of his target-level annual incentive award under the 2016 Verso Incentive Plan, (b) contribute a total of $57,548.33, equaling 2.75% of Mr. Paterson’s eligible compensation paid in 2016, to his accounts under Verso’s Supplemental Salary Retirement Program and Deferred Compensation Plan, and (c) pay $46,154.40 to Mr. Paterson in lieu of his accrued and unused vacation days allowed in 2016. Mr. Paterson provided Verso with a release of claims and agreed to comply with certain non-competition, non-solicitation and other covenants.

This summary description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement, a copy of which is included as Exhibit 10.1 to this report, and which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 10, 2016, Verso issued a press release announcing the senior leadership changes described in Item 5.02 of this report. A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retirement Agreement dated August 15, 2016, between Verso and David J. Paterson.

99.1	Press release issued by Verso on August 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement Agreement dated August 15, 2016, between Verso and David J. Paterson.

99.1	Press release issued by Verso on August 10, 2016.